Exhibit 3.3

Bylaws

of

Fenix Parts, Inc.

(the “Corporation”)

Article 1. Offices

1.1	Registered Office.

The Corporation’s registered office in the State of Delaware shall be located at 1209 Orange Street, in the City of Wilmington, County of Newcastle, Zip Code 19810, and its registered agent shall be The Corporation Trust Company. The Corporation’s registered office and registered agent may be changed at any time by the board of directors.

1.2	Other Offices.

The Corporation may also have other offices, either within or outside the State of Delaware, as the board of directors determines or as the Corporation’s business requires.

Article 2. Stockholders

2.1	Annual Meeting.

An annual meeting of stockholders for the election of directors and the transaction of any other business which properly comes before the meeting shall be held between March 1 and June 30 of each year on the date fixed by the board of directors.

2.2	Special Meetings.

A special meeting of stockholders may be called for any purpose or purposes by the chairman of the board, the president or the board of directors. The business transacted at any special meeting of stockholders shall be limited to matters relating to the purpose or purposes stated in the notice of the meeting.

2.3	Place of Meetings.

Meetings of stockholders shall be held at the place designated by the board of directors, which may be within or outside the State of Delaware. If the Board does not designate a place, the place shall be the Corporation’s principal office.

2.4	Notice of Meetings.

Written notice of each meeting of stockholders shall be given to all stockholders entitled to vote at the meeting at least 10 but not more than 60 days prior to the meeting (unless otherwise provided by law). The notice shall state the date, place and time of the meeting, and in the case of a special meeting of stockholders, the purpose or purposes for which the meeting is called. If mailed, the notice shall be considered given when deposited in the United States mail, proper postage prepaid, directed to the stockholder at her or his address as it appears on the Corporation’s records.

2.5	Quorum.

The holders of a majority of the shares entitled to vote at a meeting of stockholders, present in person or represented by proxy, shall constitute a quorum for the transaction of business at the meeting, except as otherwise provided by law or by the Corporation’s certificate of incorporation.

2.6	Voting.

Each stockholder shall be entitled to one vote for each share of stock entitled to vote that she or he holds of record. When a quorum is present at any meeting of stockholders, the affirmative vote of holders of a majority of the shares present in person or represented by proxy, entitled to vote on a matter and voting shall decide the matter, except in the case of the election of directors or when a different vote is required by law or by the Corporation’s certificate of incorporation. Directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors.

2.7	Proxies.

Each stockholder entitled to vote at a meeting of stockholders, or to consent to corporate action without a meeting, may authorize another person or persons to act for her or him by a written proxy signed by her or him or her or his authorized agent and delivered to the secretary of the Corporation prior to or at the time of the meeting or other action. No proxy may be voted or acted on more than three years after its date, unless the appointment expressly provides for a longer period. A stockholder may revoke her or his appointment of a proxy by written notice to the secretary of the Corporation, by a subsequent appointment or by attendance at the meeting and voting in person.

2.8	Voting List.

At least 10 days before every meeting of stockholders, the secretary of the Corporation shall prepare a complete alphabetical list of the stockholders entitled to vote at the meeting, showing the address of each stockholder and the number of shares registered in her or his name. This list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours for a period of at least 10 days prior to the meeting. The place of inspection shall be either the place where the meeting is to be held or a place within the city where the meeting is to be held, in which case the notice of the meeting shall specify the place of inspection. This list shall also be produced and kept open during the meeting of stockholders and may be inspected by any stockholder who is present.

2.9	Inspectors.

The board of directors shall appoint in advance of any meeting of stockholders one or more inspectors to act at the meeting. If no inspector appointed is able to act at the meeting, the chairman of the meeting shall appoint one or more inspectors. Each inspector shall take and sign an oath faithfully to carry out the duties of inspector with strict impartiality and according to the best of her or his ability. The inspectors shall determine the number of shares outstanding and the voting power of each, determine the shares represented at the meeting and the validity of proxies and ballots, count all votes and ballots, determine (and retain for a reasonable period a record of) the disposition of any challenges made to any determination of the inspectors, and certify their determination of the number of shares represented at the meeting and their count of all votes and ballots.

2.10	Adjournments.

Any meeting of stockholders may be adjourned to another time or place by the holders of a majority of the shares present or represented by proxy at the meeting and entitled to vote, even though less than a quorum. Notice need not be given of the adjourned meeting if the time and place of the adjourned meeting are announced at the meeting at which the adjournment is taken, unless the adjournment is for more than 30 days or, after the adjournment, a new record date is fixed for the adjourned meeting. The Corporation may transact any business at the adjourned meeting which might have been transacted at the original meeting.

2.11	Action by Consent.

Any action which may be taken at a meeting of stockholders may be taken without a meeting (and without prior notice) if a written consent or consents, setting forth the action taken, are signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take the action at a meeting at which all shares entitled to vote were present and voted. Prompt notice of the taking of any corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented.

Article 3. Directors

3.1	General Powers.

The Corporation’s business and affairs shall be managed by or under the direction of a board of directors. The board of directors may exercise all of the powers of the Corporation except as otherwise provided by law or by the Corporation’s certificate of incorporation.

3.2	Number and Term of Office.

The number of directors constituting the board of directors shall be two. The number of directors may be changed by a resolution of the board of directors or the stockholders, but if changed, no decrease in the number of directors shall reduce the term of any incumbent. Directors shall be elected at the annual meeting of stockholders, and each director shall hold office until her or his successor is elected or until her or his earlier death, resignation or removal. Despite the expiration of a director’s term, the director shall continue to serve in office until the next meeting of stockholders at which directors are elected. Directors need not be stockholders of the Corporation.

3.3	Regular Meetings.

Regular meetings of the board of directors shall be held at the times and places determined by the board of directors. Notice of a regular meeting of the board of directors need not be given (except to a director who was absent when the determination of the time and place was made).

3.4	Special Meetings.

Special meetings of the board of directors may be held at any time at the call of the chairman of the board, the president or either director, if there are only two directors, or any two Directors, if there are three or more directors. Special meetings shall be held at the Corporation’s principal office unless the board of directors designates a different location.

3.5	Notice of Special Meetings.

Written notice of a special meeting of the board of directors shall be given to each director at her or his business address by the secretary of the Corporation, or by the officer or one of the directors calling the meeting, by personal delivery, telecopier, overnight courier service or mail at least 48 hours prior to the meeting. The notice shall state the time and place of the meeting but need not specify the purpose of the meeting.

3.6	Quorum.

A majority of the total number of directors shall constitute a quorum to transact business at all meetings of the board of directors. In the absence of quorum at any meeting, a majority of the directors present may adjourn the meeting without further notice other than announcement of the time and place of the adjourned meeting.

3.7	Participation by Telephone.

A director or member of any committee designated by the board of directors may participate in any meeting of the board of directors or of the committee by conference telephone or similar communications equipment which enables all persons participating in the meeting to hear one another, and participation in this manner shall constitute presence in person at the meeting.

3.8	Voting.

The vote of a majority of the directors present at any meeting of the board of directors at which a quorum is present shall be the act of the board of directors, unless the vote of a greater number is required by the Corporation’s certificate of incorporation.

3.9	Resignation.

A director may resign at any time by written notice to the Corporation at its principal office or to the chairman of the board, president or secretary. Unless otherwise specified in the director’s notice, her or his resignation shall be effective on receipt by the Corporation or designated officer.

3.10	Removal.

Any director may be removed, with or without cause, at any special meeting of stockholders called for that purpose, by the affirmative vote of holders of a majority of the shares then entitled to vote at an election of directors.

3.11	Vacancies.

Any vacancy in the board of directors created by a director’s resignation, death or removal, or any vacancy arising because of an increase in the number of directors may be filled by the incumbent directors. A director elected to fill a vacancy shall hold office for the balance of the term for which she or he was elected.

3.12	Compensation.

The board of directors may establish reasonable fees to be paid to directors for their services, and may also authorize the payment of their expenses, if any, reasonably incurred in attending meetings of the board of directors.

3.13	Committees.

The board of directors, by resolution passed by a majority of the whole Board, may create one or more committees (for example, a Compensation Committee or an Audit Committee) of two or more directors to serve at the Board’s pleasure. The board of directors may designate one or more directors as alternate members of any committee who may replace any absent or disqualified member of the committee at any meeting of the committee. To the extent provided in the resolution creating each committee, and subject to the limitations imposed by law, the committee shall have and may exercise all of the powers and authority of the board of directors in respect of matters within the scope of the committee’s authority. Unless the resolution creating any committee specifies a greater number, a majority of the members of the committee shall constitute a quorum, and a majority of a quorum shall be necessary for committee action. Subject to the direction of the board of directors, each committee shall determine the time and place of its meetings and establish appropriate rules to govern its activities.

3.14	Action by Consent.

Any action which may be taken at a meeting of the board of directors or of any committee of the board of directors may be taken without a meeting (and without prior notice) if a written consent or consents, setting forth the action taken, are signed by all of the directors or members of the committee and filed with minutes of proceedings of the board of directors or the committee.

Article 4. Officers

4.1	Principal Officers.

The principal officers of the Corporation shall consist of a president, chief financial officer, treasurer and secretary. The board of directors may elect a chairman of the board from among the directors and may appoint such other officers and assistant officers, including one or more vice presidents, assistant treasurers and assistant secretaries as the board considers advisable. More than one office may be held by the same person.

4.2	Election and Term of Office.

The president, chief financial officer and secretary shall be elected annually by the board of directors at the first meeting of the board of directors following the annual meeting of stockholders. A chairman of the board and other officers may be elected or appointed at this meeting or at any other meeting. Each officer shall hold office until her or his successor is elected and qualified or until her or his earlier death, resignation or removal. The election or appointment of an officer shall not of itself create any contract rights.

4.3	Resignation.

An officer may resign at any time by written notice to the Corporation at its principal office or to the chairman of the board, president or secretary. Unless otherwise specified in the officer’s notice, her or his resignation shall be effective on receipt by the Corporation or designated officer.

4.4	Removal.

Any officer may be removed by the board of directors, with or without cause, whenever in its judgment the officer’s removal would serve the Corporation’s best interests. Unless the board of directors determines otherwise, no officer who is removed shall have any right to compensation as an officer for any period following her or his removal except as provided in an authorized contract with the Corporation.

4.5	Vacancies.

The board of directors may fill a vacancy in any office occurring for any reason or may leave any vacant office unfilled other than the offices of president, treasurer or secretary.

4.6	Chairman of the Board.

The chairman of the board, if one is elected, shall confer with the president on matters of general policy affecting the day-to-day management of the Corporation’s business and have such other powers and duties as the board of directors assigns. The chairman of the board shall preside at all meetings of the board of directors.

4.7	President.

The president shall be the Corporation’s chief executive officer and, subject to the direction of the board of directors and such supervisory powers, if any, that the board may give to the chairman of the board, shall have general charge of the Corporation’s business and day-to-day management. She or he shall also supervise the Corporation’s other officers and see that all resolutions and orders of the board of directors are carried into effect. She or he shall preside at all meetings of the stockholders and, in the absence of the chairman of the board or if one is not elected, at all meetings of the board of directors. In general, the president shall have the powers and duties usually vested in the office of president of a corporation and such other powers and duties as the board of directors assigns.

4.8	Chief Financial Officer.

The Chief Financial Officer shall be responsible for directing the corporation’s research and development activities, subject to the direction of the Corporation’s board of directors.

4.9	Treasurer.

The treasurer of the Corporation shall be responsible, under the president’s direction, for all financial and accounting matters, including custody of the Corporation’s funds and securities and responsibility for depositing, investing and disbursing the Corporation’s funds. The treasurer shall have the powers and duties usually vested in the offices of chief financial officer and treasurer of a corporation and such other powers and duties as the president or board of directors assigns.

4.10	Vice Presidents.

The vice president, if one is appointed, or, if there is more than one, the vice presidents, shall assist the president as she or he directs in the management of the Corporation’s business and the implementation of resolutions and orders of the board of directors. If there is more than one vice president, the board of directors may give them titles that are descriptive of their respective functions or indicative of their relative seniority. In the event of the absence or inability to act of the president, the vice president, or if there is more than one, the vice presidents in the order of their seniority as indicated by their titles or as otherwise determined by the board of directors, shall perform the duties of president. The vice president or vice presidents shall also have such other powers and duties as the president or board of directors assigns.

4.11	Secretary.

The secretary shall have the powers and duties usually vested in the office of secretary of a corporation, including custody of the Corporation’s corporate records and responsibility for sending all notices to stockholders and directors required by law or by these Bylaws and recording all proceedings of meetings of the stockholders and the directors. The secretary shall have authority to certify copies of these Bylaws, resolutions of the stockholders and directors and other documents of the Corporation as true and correct and shall also such other powers and duties as the president or board of directors assigns.

4.12	Assistant Officers.

The assistant treasurer and the assistant secretary (if one is appointed, or if more than one is appointed, the assistant treasurers and assistant secretaries in the order determined by the board of directors) shall perform the duties of the treasurer or secretary, as the case may be, in the event of her or his absence or inability to act. Each assistant treasurer or assistant secretary shall also have such powers and duties as the president or board of directors assigns.

4.13	Salaries.

Officers of the Corporation shall be entitled to such salaries, compensation or reimbursement as the board of directors determines. No officer shall be prevented from receiving a salary by reason of the fact that she is also a director.

Article 5. Indemnification

The Corporation shall indemnify each person who was or is made a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of the

Corporation (a “proceeding”) by reason of the fact that she or he, or the person of whom she or he is the legal representative, is or was a director or officer of the Corporation or, while a director or officer, is or was serving at the Corporation’s request as a director, officer, trustee, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, against all expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement that she or he reasonably incurs in connection with the proceeding, to the fullest extent authorized by the Delaware General Corporation Law, as it now exists and as it may be amended (but in the case of any amendment, only to the extent that the amendment authorizes the Corporation to provide broader indemnification rights than were permitted prior to the amendment). This right to indemnification shall continue as to a person who has ceased to be a director or officer of the Corporation and shall inure to the benefit of her or his heirs and legal representatives.

The Corporation shall be required to indemnify a director or officer in connection with any proceeding that the director or officer initiated only if the initiation of the proceeding was authorized by the board of directors.

The right to indemnification shall include the right to be paid by the Corporation the expenses incurred in defending any proceeding in advance of its final disposition. Payment of such expenses shall be made, however, only upon delivery of an undertaking by the director or officer to repay all amounts advanced if it is ultimately determined that she or he is not entitled to indemnification under this Article (or otherwise).

The right to indemnification under this Article shall not be exclusive of any other rights that a director or officer may have by law, under the Corporation’s certificate of incorporation, these Bylaws or any contract or by vote of the stockholders or disinterested directors or otherwise.

The Corporation, by action of its board of directors, may provide indemnification to its employees and agents with the same scope and effect as the indemnification provided to its directors and officers in this Article.

The Corporation may purchase and maintain insurance on its own behalf and on behalf of any person who is or was a director, officer, employee or agent of the Corporation or is or was serving at the Corporation’s request as a director, officer, trustee, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, against any liability asserted against her or him and incurred by her or him in any such capacity, whether or not the Corporation would have the power to indemnify such person against such liability under this Article 5 or the General Corporation Law of the State of Delaware.

Article 6. Stock

6.1	Stock Certificates.

The shares of the Corporation shall not be represented by certificates. The board of directors may provide by resolution that some or all of the Corporation’s stock shall be represented by certificates. In the event that any shares are represented by certificates, and the board passes a resolution that shares shall be uncertificated, such resolution shall not apply to any shares represented by a certificate until the certificate is surrendered to the Corporation. In any case, every holder of stock represented by certificates, and upon request every holder of uncertificated shares, shall be entitled to a certificate representing the number of shares registered in her or his name. Each certificate shall be signed by or in the name of the Corporation by the chairman of the board or the president or a vice president and by the secretary or an assistant secretary. Any or all of the signatures on the certificate may be a facsimile. If any officer, transfer agent or registrar who has signed a certificate, or whose facsimile signature has been placed upon a certificate, ceases to serve before the certificate is issued, the certificate may be issued with the same effect as if the officer, transfer agent or registrar were still serving at the time of issuance. All certificates shall be in the form prescribed by the board of directors, and shall be consecutively numbered or otherwise identified. The name and post office address of the person to whom the shares represented by the certificate are issued, with the number of shares and date of issuance, shall be entered on the Corporation’s stock transfer books.

6.2	Endorsements.

Each certificate for shares of stock which are subject to any restriction on transfer pursuant to the Corporation’s certificate of incorporation, these Bylaws, applicable securities laws or an agreement between the Corporation and any number of stockholders shall have conspicuously noted on the face or back of the certificate either the full text of the restriction or a statement that the shares of stock represented by the certificate are subject to the restriction.

6.3	Transfers.

Shares of stock of the Corporation may be transferred on the books of the Corporation by the surrender to the Corporation or its transfer agent of the certificate representing such shares properly endorsed or accompanied by a written assignment or power of attorney properly executed, with such proof of authority or authenticity of signature as may be required by rules and regulations adopted by the board of directors. Whenever any transfer of shares is made for collateral security and not absolutely, it shall be so expressed in the entry in the Corporation’s stock transfer books if, when the certificate is presented for transfer, both the transferor and the transferee request the Corporation to do so.

6.4	Lost Certificates.

The Corporation may issue a new certificate of stock in place of any certificate previously issued which is alleged to have been lost, stolen or destroyed on such terms and conditions as the board of directors may prescribe, including presentation of reasonable evidence of such loss, theft or destruction and such bond or other indemnity as the board of directors requires for the protection of the Corporation and its transfer agent.

6.5	Stockholders of Record.

Except as may be otherwise required by law, the Corporation shall be entitled to treat the holder of record of any shares of its stock as shown on its stock transfer records as the owner of those shares for all purposes, including the payment of dividends and the right to vote, until the shares have been transferred on the Corporation’s stock transfer records in accordance with these Bylaws, regardless of any intervening transfer, pledge or other disposition of the shares.

6.6	Record Date.

The board of directors may fix a date in advance as the record date for purposes of determining the stockholders entitled to notice of or to vote at any meeting of stockholders, to consent to corporate action without a meeting, to receive payment of any dividend or other distribution, to exercise any rights in respect of any change, conversion or exchange of stock, or for purposes of any other lawful action. The record date may be fixed within these limits:

(a) the record date for determining the stockholders entitled to notice of and to vote at any meeting of stockholders shall not be less than 10 or more than 60 days prior to the date of the meeting;

(b) the record date for determining the stockholders entitled to consent to corporate action without a meeting shall not be earlier than the date of the resolution fixing the record date or more than 10 days after such date; and

(c) the record date for determining the stockholders for any other purpose shall not be earlier than the date of the resolution fixing the record date or more than 60 days prior to the action for which the determination is being made.

If the board of directors does not fix a record date: (i) the record date for determining the stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day before the date on which notice is given; (ii) the record date for determining stockholders entitled to consent to corporate action without a meeting shall be the first date on which a signed consent setting forth the action taken or proposed to be taken is delivered to the Corporation; and (iii) the record date for determining the stockholders for any other purpose shall be the close of business on the day that the board of directors adopts the resolution authorizing the action with respect to which the determination is being made.

Article 7. General Provisions

7.1	Contracts.

The board of directors may authorize any officer or officers to enter into any contract or agreement for the Corporation. This authorization may be general or confined to specific instances.

7.2	Loans.

The Corporation shall not borrow money unless authorized by the board of directors. This authorization may be general or confined to specific instances.

7.3	Checks.

All checks, drafts and other orders for the payment of money, and all promissory notes and other evidences of indebtedness issued in the Corporation’s name, shall be signed by the officer or officers and in the manner authorized by the board of directors.

7.4	Depositories.

All funds of the Corporation shall be deposited in its name in the banks, trust companies or other depositories authorized by the board of directors.

7.5	Fiscal Year.

The Corporation’s fiscal year shall be fixed by the board of directors.

7.6	Corporate Seal.

The corporate seal, if any, shall be in such form as the board of directors approves.

7.7	Waiver of Notice.

Whenever notice is required to be given by law, the Corporation’s certificate of incorporation or these Bylaws, a written waiver, signed by the person entitled to notice at any time before or after the time stated in the waiver, shall be considered equivalent to proper notice. Attendance of a person at any meeting shall constitute a waiver of notice of the meeting, unless the person attends for the express purpose of objecting, at the beginning of the meeting, to transacting any business the meeting because the meeting was not lawfully called or convened.

7.8	Evidence of Authority.

A certificate by the secretary or an assistant secretary as to any action taken by the stockholders or board of directors or any committee of the board of directors or officer of the Corporation shall be conclusive evidence of such action as to all persons who rely on the certificate in good faith.

7.9	Transactions with Interested Parties.

No contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association or other organization in which one or more of its directors or officers are directors or officers or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the board of directors or committee which authorizes the contract or transaction, or solely because her or his or their votes are counted for such purpose, if:

(a) the material facts as to her or his relationship or interest and as to the contract or transaction are disclosed or are known to the board of directors or the committee, and the board or committee in good faith authorizes the contract or transaction by the affirmative vote of a majority of the disinterested directors, even though the disinterested directors are less than a quorum;

(b) the material facts as to her or his relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote on the matter, and the contract or transaction is specifically approved in good faith by the vote of the stockholders; or

(c) the contract or transaction is fair as to the Corporation as of the time that it is authorized, approved or ratified by the board of directors, committee or stockholders.

Interested directors may be counted in determining the presence of a quorum at a meeting of the board of directors or of a committee of directors which authorizes the contract or transaction.

7.10	Certificate of Incorporation.

All references in these Bylaws to the Corporation’s certificate of incorporation mean the Corporation’s certificate of incorporation as it may be amended and in effect at the time.

7.11	Use of Words.

Whenever the context requires, words used in these Bylaws in the singular shall be considered to be in the plural, and conversely. Similarly, pronouns of any gender shall be considered to be of the gender appropriate to the reference.

Article 8. Amendments

8.1	By Board of Directors.

Article 3.12, these Bylaws may be amended or repealed or new by-laws may be adopted by the affirmative vote of a majority of the directors present at any regular or special meeting of the board of directors at which a quorum is present.

8.2	By Stockholders.

Article 3.12, these Bylaws may be amended or repealed or new by-laws may be adopted by the affirmative vote of holders of a majority of the shares entitled to vote at any annual meeting of stockholders or at any special meeting of stockholders at which notice of the meeting included a statement or description of the proposed amendment, repeal or adoption of new by-laws.